Rule 424(b)(3) under Securities Act of 1933
File No. 333-132399

Supplement Dated December 16, 2009

to the Prospectus Dated May 1, 2009

For

Phoenix Foundations Equity Index Annuity

Issued by PHL Variable Insurance Company

This supplement adds information to the prospectus dated May 1, 2009.

The following is added to the first paragraph of the section entitled “Incorporation by Reference”

Also incorporated by reference into this prospectus are the following reports we filed with the SEC subsequent to May 1, 2009: our Quarterly Report for the period ended March 31, 2009 filed on May 15, 2009 and amended on November 13, 2009; our Quarterly Report for the period ended June 30, 2009 filed on August 14, 2009 and amended on November 13, 2009; and our Quarterly Report for the period ended September 30, 2009 filed on November 16, 2009. These documents contain information about our financial results and other matters for the applicable periods.

Dated: December 16, 2009	Please keep this supplement for future reference

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